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                                                                    EX-99.23.i.i


                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET            JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202         AARON A. VANDERLAAN
ROBERT S BROWN              TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125            ----------
LYNNE SKILKEN                                                   OF COUNSEL
AMY G. APPLEGATE                                              GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                         April 26, 2001



Johnson Mutual Funds Trust
5556 Cheviot Road
Cincinnati, Ohio  45247

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 14 to the Registration Statement of the Johnson Mutual Funds Trust (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

      Based upon the foregoing, we are of the opinion that the shares of the Johnson Growth Fund, the Johnson Opportunity Fund, the Johnson Realty Fund, the Johnson Fixed Income Fund, the Johnson Municipal Income Fund, the JIC Institutional Bond Fund I, the Johnson Institutional Bond Fund II and the JIC Institutional Bond Fund III, each a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 14 referred to above.

                                             Very truly yours,

                                                   /s/

                                             BROWN, CUMMINS & BROWN CO., L.P.A.